UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2017

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Plan of Reorganization

As previously disclosed, on April 13, 2016, Peabody Energy Corporation, a Delaware corporation (“Peabody Energy” or the “Company”), and a majority of the Company’s wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with the Company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (the “Chapter 11 Cases”) were jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529.

On March 17, 2017, the Bankruptcy Court entered an order, Docket No. 2763 (the “Confirmation Order”), confirming the Debtors’ Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession as revised March 15, 2017 (the “Plan”). Copies of the Confirmation Order and the Plan were included as exhibits to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 20, 2017.

On April 3, 2017, (the “Effective Date”), the Company satisfied the conditions to effectiveness set forth in the Confirmation Order and in the Plan, the Plan became effective in accordance with its terms and the Company and the other Debtors emerged from the Chapter 11 Cases. All capitalized terms used herein but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties (together with any person or entity that becomes a party to the Registration Rights Agreement, the “Holders”) that received shares of the Company’s new common stock (the “Common Stock”) and new Series A Convertible Preferred Stock (the “Preferred Stock”) in the Company on the Effective Date as provided in the Plan. The Registration Rights Agreement provides Holders with registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Company is required to file a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Registrable Securities within 30 days of the Effective Date. Subject to limited exceptions, the Company is required to maintain the effectiveness of any such registration statement until the Registrable Securities covered by the Shelf Registration Statement have been disposed of or are no longer Registrable Securities.

In addition, specified Holders have the right to demand that the Company effect the registration of any or all of the Registrable Securities (a “Demand Registration”) and/or effectuate the distribution of any or all of their Registrable Securities by means of an underwritten shelf takedown offering. The Company is not obligated to effect more than four Demand Registrations or more than four underwritten shelf takedown offerings in any twelve-month period, and it need not comply with such a request unless the aggregate gross proceeds from such a sale will exceed $25 million. The Company will not be obligated to effect an underwritten shelf takedown within 90 days after the consummation of a previous underwritten shelf takedown or Demand Registration.

Holders also have customary piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and the Company’s right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Preferred Stock

The information set forth under Item 3.02 and Item 5.03 below is incorporated by reference into this section.

Warrant Agreement

On the Effective Date, the Company entered into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer and Trust Company, LLC. In accordance with the Plan, the Company issued 6,210,000 warrants to purchase up to an aggregate of 6,210,000 shares of Common Stock at an exercise price of $0.01 per share (the “Warrants”) to all Noteholder Co-Proponents (as defined in the Plan) and subscribers in the Rights Offering (as defined in the Plan) and related backstop commitment.

All unexercised Warrants will expire, and the rights of the holders of such Warrants to purchase Common Stock will terminate, on the date that is 90 days after the Effective Date, or if such date falls on a date other than a business day, on the next succeeding business day, which is July 3, 2017.

The Warrant Agreement provides that nothing contained therein will be construed as conferring upon any holder of Warrants or his, her or its transferees the right to vote or to receive dividends or distributions (except as otherwise expressly provided therein) or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company.

The number of shares of Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant, is subject to adjustment from time to time upon the occurrence of specified events, including: (1) the subdivision or combination of the Common Stock into a greater or lesser number of shares (2) the payment of a dividend on the Common Stock and (3) certain forms of tender offers or exchange offers made by the Company or any of its subsidiaries as specified in the Warrant Agreement.

In connection with any Organic Change (as defined in the Warrant Agreement) prior to the expiration of the exercise period, the Company will make appropriate provision to ensure that the holders of the Warrants have the right to acquire and receive, upon exercise of the Warrants, the cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change with respect to, or in exchange for, as applicable, the number of shares of Common Stock that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Organic Change.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

2022 and 2025 Notes

As previously disclosed, on February 15, 2017, Peabody Securities Finance Corporation (“PSFC”), a Delaware corporation and wholly owned subsidiary of the Company, entered into an indenture (the “Indenture”) between PSFC and Wilmington Trust, National Association, as trustee (the “Trustee”), relating to the issuance by PSFC of $500.0 million aggregate principal amount of 6.000% senior secured notes due 2022 (the “2022 Notes”) and $500.0 million aggregate principal amount of 6.375% senior secured notes due 2025 (together with the 2022 Notes, the “Notes”). The Notes were sold on February 15, 2017 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

Prior to the Effective Date, PSFC deposited the net proceeds of the offering of the Notes, together with additional funds deposited by the Company, into an escrow account pending confirmation of the Plan and certain other conditions being satisfied. On the Effective Date, the net proceeds from the offering were released from escrow to the Company and the Company became a co-obligor of the Notes by executing a supplemental indenture, dated as of April 3, 2017 (the “First Supplemental Indenture”), among the Company, PSFC, the subsidiary guarantors party thereto and the Trustee, and, thereafter, became the sole issuer of the Notes upon the merger of PSFC with and into the Company pursuant to the Certificate of Ownership and Merger, dated as of April 3, 2017, with the Company as the surviving corporation (the “Assumption”).

Upon the Assumption, the Notes became jointly and severally and fully and unconditionally guaranteed on a senior secured basis by substantially all of the Company’s material domestic subsidiaries and secured by first priority liens over (1) substantially all of the assets of the Company and the guarantors, except for certain excluded assets, (2) 100% of the capital stock of each domestic restricted subsidiary of the Company, (3) 100% of the non-voting capital stock of each first tier foreign subsidiary of the Company or a foreign subsidiary holding company and no more than 65% of the voting capital stock of each first tier foreign subsidiary of the Company or a foreign subsidiary holding company, (4) a legal charge of 65% of the voting capital stock and 100% of the non-voting capital stock of Peabody Investments (Gibraltar) Limited and (5) all intercompany debt owed to the Company or any guarantor, in each case, subject to certain exceptions, including that the Notes and guarantees are secured by second priority liens on certain collateral pledged under the Credit Agreement (as defined below).

The foregoing description of the Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is incorporated as Exhibit 4.2 to this Current Report on Form 8-K and incorporated by reference herein, and the full text of the First Supplemental Indenture, a copy of which is included as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Credit Agreement

As previously disclosed, on January 11, 2017, the Debtors obtained an exit facility commitment letter (the “Exit Facility Commitment Letter”) from Goldman Sachs Bank USA (“Goldman Sachs”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with Goldman Sachs and JPMorgan, the “Arrangers”), Macquarie Capital Funding LLC (together with Goldman Sachs, CS and JPMorgan, the “Initial Lenders”) and Macquarie Capital (USA) Inc. (collectively with the Arrangers and the Initial Lenders, the “Commitment Parties”), pursuant to which, in connection with the consummation of the Plan, the Initial Lenders agreed to provide a senior secured term loan facility in an aggregate amount of $1.5 billion, less the aggregate principal amount of privately placed debt securities of the Company, or special purpose escrow issuer, issued on or prior to the closing date of the term loan facility (the “Closing Date”), plus any amount of additional senior secured term loans funded on the Closing Date at the sole discretion of the Arrangers and the Company.

On April 3, 2017, the Company entered into the Credit Agreement, dated as of April 3, 2017, among the Company, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and the other lenders party thereto (the “Credit Agreement”) as contemplated by the Exit Facility Commitment Letter. The Credit Agreement provides for a $950 million senior secured term loan, matures in 2022 and bears interest at a fluctuating rate of LIBOR plus 4.50% per annum with a 1.00% LIBOR floor.

The foregoing description of the Exit Facility Commitment Letter and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exit Facility Commitment Letter, a copy of which is incorporated as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein, and the full text of the Credit Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Securitization Facility

As previously disclosed, on January 27, 2017, the Company and P&L Receivables Company, LLC (“P&L Receivables”) obtained a commitment letter (as amended, the “Receivables Commitment Letter”) from PNC Bank, National Association (“PNC”), pursuant to which, in connection with the consummation of the Plan, PNC agreed to amend the existing securitization facility evidenced by the Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016, among P&L Receivables, as the seller, the Company, as the servicer, the sub-servicers party thereto, the various purchasers and purchaser agents party thereto and PNC, as administrator, in order to, among other things, (1) increase the purchase limit to an amount not to exceed $250.0 million, (2) extend the facility termination date, and (3) add certain Australian subsidiaries of the Company as originators.

On the Effective Date, the Company entered into the Sixth Amended and Restated Receivables Purchase Agreement, dated as of April 3, 2017 (the “Receivables Purchase Agreement”), among P&L Receivables, as the seller, the Company, as the servicer, the sub-servicers party thereto, the various purchasers and purchaser agents party thereto and PNC, as administrator. The Receivables Purchase Agreement effectuates the terms of the Receivables Commitment Letter.

The foregoing description of the Receivables Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

Cancellation of Prepetition Obligations

In accordance with the Plan, on the Effective Date all of the obligations of the Debtors with respect to the following debt instruments were cancelled:

•	Indenture governing $1,000.0 million outstanding aggregate principal amount of the Company’s 10.00% Senior Secured Second Lien Notes due 2022, dated as of March 16, 2015, among the Company, U.S. Bank National Association (“U.S. Bank”), as trustee and collateral agent, and the guarantors named therein, as supplemented;

•	Indenture governing $650.0 million outstanding aggregate principal amount of the Company’s 6.50% Senior Notes due 2020, dated as of March 19, 2004, among the Company, U.S. Bank, as trustee, and the guarantors named therein, as supplemented;

•	Indenture governing $1,518.8 million outstanding aggregate principal amount of the Company’s 6.00% Senior Notes due 2018, dated as of November 15, 2011, among the Company, U.S. Bank, as trustee, and the guarantors named therein, as supplemented;

•	Indenture governing $1,339.6 million outstanding aggregate principal amount of the Company’s 6.25% Senior Notes due 2021, dated as of November 15, 2011, by and among the Company, U.S. Bank, as trustee, and the guarantors named therein, as supplemented;

•	Indenture governing $250.0 million outstanding aggregate principal amount of the Company’s 7.875% Senior Notes due 2026, dated as of March 19, 2004, among the Company, U.S. Bank, as trustee, and the guarantors named therein, as supplemented;

•	Subordinated Indenture governing $732.5 million outstanding aggregate principal amount of the Company’s Convertible Junior Subordinated Debentures due 2066, dated as of December 20, 2006, among the Company and U.S. Bank, as trustee, as supplemented; and

•	Amended and Restated Credit Agreement, as amended and restated as of September 24, 2013, related to $1,170.0 million outstanding aggregate principal amount of term loans under a term loan facility and $1,650.0 million under a revolving credit facility, which includes approximately $675 million of posted but undrawn letters of credit and approximately $947 million in outstanding borrowings, by and among the Company, Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, HSBC Securities (USA) Inc., Morgan Stanley Senior Funding, Inc., PNC Capital Markets LLC and RBS Securities Inc., as joint lead arrangers and joint book managers, and the lender parties thereto, as amended by that certain Omnibus Amendment Agreement, dated as of February 5, 2015.

Cancellation of Prior Common Stock

In accordance with the Plan, each share of the Company’s common stock outstanding prior to the Effective Date, including all options and warrants to purchase such stock, were extinguished, canceled and discharged, and each such share, option or warrant has no further force or effect after the Effective Date. Furthermore, all of the Company’s equity award agreements under prior incentive plans, and the awards granted pursuant thereto, were extinguished, canceled and discharged and have no further force or effect after the Effective Date.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, in connection with the Company’s emergence from the Chapter 11 Cases and in reliance on the exemption from registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code, the Company issued:

•	11,636,980 shares of Common Stock issued pursuant to the initial distribution of Common Stock to holders of Allowed Claims in Classes 2A, 2B, 2C, 2D and 5B on account of such claims as provided in the Plan; and

•	51,225,813 shares of Common Stock and approximately 2,915,990 Warrants (the “1145 Warrants”) issued pursuant to the completed Rights Offering to certain holders of the Company’s pre-petition indebtedness for total consideration of approximately $704 million.

Any shares of Common Stock issued pursuant to the exercise of such 1145 Warrants will similarly be issued pursuant to the exemption from registration provided by Section 1145 of the Bankruptcy Code.

In addition, on the Effective Date, in connection with the Company’s emergence from the Chapter 11 Cases and in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act, the Company issued:

•	29,999,999 shares of Preferred Stock issued to specified parties to the Private Placement Agreement, dated as of December 22, 2016 (as amended, the “Private Placement Agreement”), among the Company and the other parties thereto, for total consideration of $750 million;

•	3,319,641 shares of Common Stock and approximately 188,979 Warrants (the “Private Warrants”) issued to specified parties to the Backstop Commitment Agreement, dated as of December 22, 2016 (as amended, the “Backstop Commitment Agreement”), among the Company and the other parties thereto, on account of their commitments under that agreement, for total consideration of $46 million; and

•	4,799,813 shares of Common Stock and 3,105,000 Private Warrants to specified parties to the Private Placement Agreement and Backstop Commitment Agreement on account of commitment premiums contemplated by those agreements.

Any shares of Common Stock issued pursuant to the conversion of the Preferred Stock or the exercise of such Private Warrants will be issued pursuant to the exemption from registration provided by Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act.

The securities issued in reliance on Section 4(a)(2) of the Securities Act are subject to restrictions on transfer unless otherwise registered under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 1.01, Item 1.02 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Item 1.01 above and Item 5.02 below is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

In accordance with the Plan, on the Effective Date, William A. Coley, William E. James, Robert B. Karn, III, Henry E. Lentz, William C. Rusnack, John F. Turner, Sandra A Van Trease, and Heather A. Wilson ceased to be members of the Company’s board of Directors (the “Board”).

As previously disclosed, and in accordance with the Plan, on the Effective Date, the Board was constituted with nine members. The Company’s eight independent directors were selected as follows: (1) the Debtors designated one; (2) Contrarian Capital Management Corp. (“Contrarian”), PointState Capital Management, LP (“PointState”), and Panning Capital Management, LP (“Panning”) together designated one; (3) Elliott Management Corp. (“Elliott”) designated one; and (4) a selection committee comprising the Company’s chief executive officer, a representative of Elliott and one nominee acting on behalf of Contrarian, PointState and Panning agreed on the retention of a search firm to identify and recommend the remaining five, which were then selected by the committee.

The following are the members of the Board as of the Effective Date: Nicholas J. Chirekos, Stephen E. Gorman, Glenn L. Kellow, Joe W. Laymon, Teresa S. Madden, Robert A. Malone, Kenneth W. Moore, Michael W. Sutherlin and Shaun A. Usmar.

All directors are in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. The current class of directors will be subject to reelection at the Company’s 2018 annual meeting.

The audit committee currently consists of Teresa S. Madden (chair), Nicholas J. Chirekos and Kenneth W. Moore. The compensation committee currently consists of Joe W. Laymon (chair). The nominating and corporate governance committee consists of Shaun A. Usmar, Joe W. Laymon and Kenneth W. Moore.

There are no transactions in which any member of the Board has an interest that requires disclosure under Item 404(a) of Regulation S-K under the Securities Act.

Indemnification Agreements

The previous Board approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into by all of the members of the new Board and the Company’s executive officers. The Indemnification Agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by indemnitees in various legal proceedings in which they may be involved by reason of their service as directors or officers, as applicable, as permitted by Delaware law and the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Charter”). Each executive officer listed in Exhibit 10.4 has entered into an Indemnification Agreement and the Company anticipates that each director will each enter into an Indemnification Agreement.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

2017 Incentive Compensation Plan

In accordance with the Plan, the Peabody Energy Corporation 2017 Incentive Plan (the “2017 Incentive Plan”) became effective as of the Effective Date. The 2017 Incentive Plan is intended to, among other things, help attract and retain employees and directors upon whom, in large measure, the Company depends for sustained progress, growth and profitability. The 2017 Incentive Plan also permits awards to consultants. By encouraging employees, consultants and directors of the Company and its subsidiaries to acquire a proprietary interest in the Company’s growth and performance, the 2017 Incentive Plan is intended to motivate employees, consultants and directors to achieve Company goals and to more closely align such persons’ interests with those of the Company’s other stockholders.

Unless otherwise determined by the Board, the Compensation Committee (the “Committee”) will administer the 2017 Incentive Plan. The 2017 Incentive Plan generally provides for the following types of awards:

•	options (including non-qualified stock options and incentive stock options);

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	deferred stock;

•	performance units;

•	dividend equivalents; and

•	cash incentive awards.

The aggregate number of shares of Common Stock reserved for issuance pursuant to the 2017 Incentive Plan is 14,092,376. The 2017 Incentive Plan will remain in effect, subject to the right of the Board to terminate the Plan at any time, subject to certain restrictions, until the earlier to occur of (a) the date all shares of common stock subject to the 2017 Incentive Plan are purchased or acquired and the restrictions on all restricted stock granted under the 2017 Incentive Plan have lapsed, according to the 2017 Incentive Plan’s provisions, and (b) ten years from the Effective Date.

Unless otherwise set forth in the applicable award agreement, upon the occurrence of (a) an event satisfying the definition of “Change in Control” (as defined in the 2017 Incentive Plan) with respect to a particular award, and (b) during the two year period immediately following such event, an involuntary termination of service of a grantee who holds an award either (i) by the grantee for good reason (as may be defined in the applicable award agreement) or (ii) by the Company for a reason other than Cause (as defined in the 2017 Incentive Plan), then such award will become fully vested, all restrictions will lapse and all performance goals will be deemed to be met at target levels, as applicable; provided that no payment of an award will be accelerated to the extent such payment would cause such award to be subject to the adverse consequences described in Section 409A of the Internal Revenue Code of 1986 (the “Code”). The Committee may, in its discretion, include such further provisions and limitations in any award agreement as it may deem desirable.

In order to maintain the grantee’s rights with respect to an award upon the occurrence of a Change in Control in which such award is assumed by the acquiring or surviving entity, the Committee will, unless otherwise set forth in an applicable award agreement, either (a) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such Change in Control or (b) cause any such award to be substituted for new rights, by the acquiring or surviving entity after such Change in Control. In order to maintain the grantee’s rights with respect to an award upon the occurrence of a Change in Control in which such award is not to be assumed by the acquiring or surviving entity, the Committee will, unless otherwise set forth in an applicable award agreement, cause such award to be canceled in exchange for consideration (whether in cash or other property) based on the price paid per share of Common Stock as part of the transaction which constitutes the Change in Control; provided, that such cancellation and payment complies with Section 409A of the Code. In addition, for each option or stock appreciation right with an option price or strike price, respectively, that is greater than the price paid per share of Common Stock as part of the transaction which constitutes the Change in Control, the Committee may cancel such award without any payment therefor.

Grant of Emergence Awards

On the Effective Date, the Company granted restricted stock units under the 2017 Incentive Plan and the terms of the relevant restricted stock unit agreement to employees, including its executive officers, covering an aggregate of 2,941,731 shares of Common Stock (the “Emergence Awards”). The Emergence Awards granted to our executive officers generally will vest ratably on each of the first three anniversaries of the Effective Date, subject to, among other things, each such executive officer’s continued employment with the Company. The Emergence Awards will become fully vested upon each such executive officer’s termination of employment by the Company and its subsidiaries without Cause or by the executive for Good Reason (each, as defined in the award agreement) or due to a termination of employment with the Company and its subsidiaries by reason of death or Disability (as defined in the award agreement).

In order to receive the Emergence Awards, the executive officers must execute a restrictive covenant agreement (a “Restrictive Covenant Agreement”) which requires the recipient to: (1) maintain the confidentiality of the Company’s confidential information, (2) not compete with the Company during the term of employment and for a period of twelve months thereafter, and (3) not solicit the Company’s employees or customers during the period of employment and for a period of twelve months thereafter.

The foregoing description of the 2017 Incentive Plan, Restricted Stock Unit Agreements and Restrictive Covenant Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the 2017 Incentive Plan, the full text of the Form of Restricted Stock Unit Agreement, and the full text of the Form of Restrictive Covenant Agreement, copies of which are included as Exhibits 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Other Items

Also, in connection with the Company’s emergence from the Chapter 11 Cases, Mr. Kellow executed the standard participation agreement for the Peabody Energy Corporation 2015 Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), commiserate with the Company’s previously disclosed intent for its executives to transition from employment agreements to its Executive Severance Plan. Mr. Kellow’s participation in the Executive Severance Plan will be upon terms materially consistent with the previously disclosed terms of the plan. None of the Company’s executive officers are parties to employment agreements and, with the addition of Mr. Kellow, all of the Company’s executive officers are now covered by the Executive Severance Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Charter, Certificate of Designation of Series A Convertible Preferred Stock attached thereto (“Certificate of Designation”), and Amended and Restated Bylaws (the “Bylaws”) in the forms contemplated by the Plan became effective on the Effective Date. The Charter authorizes the Company to issue: up to 450,000,000 shares of common stock, of which 70,982,247 shares were or will be issued pursuant to the Plan on the Effective Date and up to 100,000,000 shares of preferred stock, of which 50,000,000 shares are designated as Series A Convertible Stock and of which 30,000,000 were issued pursuant to the Plan on the Effective Date.

A description of the key provisions of the Charter, Certificate of Designation and Bylaws is included in the Company’s registration statement on Form 8-A filed with the SEC on April 3, 2017, which description is incorporated by reference herein.

This description is qualified in its entirety by the full text of the Charter, Certificate of Designation and Bylaws, copies of which are included as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On April 3, 2017, the Company issued a press release announcing the Effective Date of the Plan. A copy of the press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “ filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that relate to the intent, beliefs, plans or expectations of the Company or its management at the time of this Current Report, as well as any estimates or projections for the outcome of events that have not yet occurred at the time of this Current Report. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include expressions such as “believe” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will” and similar terms and expressions. All forward-looking statements made by the Company are predictions and not guarantees of future performance and are subject to various risks, uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. These risks, uncertainties and factors could cause the Company’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. Such factors include, but are not limited to: those described under the “Risk Factors” section and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on the Company’s website at www.peabodyenergy.com and on the SEC’s website at www.sec.gov, such as unfavorable economic, financial and business conditions. Factors that could affect the Company’s results or an investment in its securities include, but are not limited to:

•	competition in the energy market and supply and demand for the Company’s products, including the impact of alternative energy sources, such as natural gas and renewables;

•	global steel demand and the downstream impact on metallurgical coal prices, and lower demand for the Company’s products by electric power generators;

•	customer procurement practices and contract duration;

•	the impact of weather and natural disasters on demand, production and transportation;

•	reductions and/or deferrals of purchases by major customers and the Company’s ability to renew sales contracts;

•	credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties;

•	geologic, equipment, permitting, site access, operational risks and new technologies related to mining;

•	transportation availability, performance and costs;

•	availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires;

•	impact of take-or-pay arrangements for rail and port commitments for the delivery of coal;

•	successful implementation of business strategies, including, without limitation, the actions the Company is implementing to improve its organization and respond to current conditions;

•	negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel;

•	changes in post-retirement benefit and pension obligations and their related funding requirements;

•	replacement and development of coal reserves;

•	effects of changes in interest rates and currency exchange rates (primarily the Australian dollar);

•	effects of acquisitions or divestitures;

•	the Company’s ability to successfully consummate planned divestitures, including the planned sale of all of its equity interests in Metropolitan Collieries Pty Ltd, the entity that owns the Metropolitan coal mine in New South Wales, Australia (the Metropolitan Mine);

•	economic strength and political stability of countries in which the Company has operations or serve customers;

•	legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations;

•	the Company’s ability to obtain and renew permits necessary for its operations;

•	the Company’s ability to appropriately secure its requirements for reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to the Company’s operations, including its ability to utilize self-bonding and/or successfully access the commercial surety bond market;

•	litigation or other dispute resolution, including, but not limited to, claims not yet asserted;

•	terrorist attacks or security threats, including, but not limited to, cybersecurity breaches;

•	impacts of pandemic illnesses;

•	any lack of an established market for certain of the Company’s securities, including its Preferred Stock, and potential dilution of its Common Stock due to future issuances of equity securities;

•	price volatility in the Company’s securities;

•	short-sales in the Company’s Common Stock; and

•	any conflicts of interest between the Company’s significant stockholders and other holders of its capital stock.

In addition, such factors include the following related to the Company’s capital structure:

•	the Company’s ability to generate sufficient cash to service all of its indebtedness;

•	the Company’s debt instruments and capital structure placing certain limits on its ability to pay dividends and repurchase Common Stock; and

•	the Company’s ability to comply with financial and other restrictive covenants in various agreements, including its debt instruments.

Forward-looking statements made by the Company in this Current Report, or elsewhere, speak only as of the date on which the statements were made. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict all of these events or how they may affect it or its anticipated results. The Company does not undertake any obligation to publicly update any forward-looking statements except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that the events referenced by any forward-looking statements made in this Current Report may not occur and should not place undue reliance on any forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation

3.2	Certificate of Designation of Series A Convertible Preferred Stock

3.3	Amended and Restated Bylaws

4.1	Warrant Agreement, dated as of April 3, 2017, among the Registrant and American Stock Transfer & Trust Company, LLC

4.2	Indenture, dated as of February 15, 2017, between the Peabody Securities Finance Corporation (merged with and into the Registrant on April 3, 2017) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed February 15, 2017)

4.3	First Supplemental Indenture, dated as of April 3, 2017, among the Registrant, Peabody Securities Finance Corporation, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee

10.1	Registration Rights Agreement, dated as of April 3, 2017, among the Registrant and the stockholders party thereto

10.2	Exit Facility Commitment Letter entered into as of January 11, 2017, by and among the Registrant, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Securities (USA) LLC, Macquarie Capital Funding LLC and Macquarie Capital (USA) Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2017)

10.3	Credit Agreement dated as of April 3, 2017, among the Registrant, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and the other lenders party thereto

10.4	Sixth Amended and Restated Receivables Purchase Agreement, dated as of April 3 2017, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, all Conduit Purchasers listed on the signature pages thereto, all Committed Purchasers listed on the signature pages thereto, all Purchaser Agents listed on the signature pages thereto, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank

10.5	Form of Indemnification Agreement

10.6	Peabody Energy Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-8, filed April 3, 2017)

10.7	Form of Restricted Stock Unit Agreement

10.8	Form of Restrictive Covenant Agreement under the Peabody Energy Corporation 2017 Incentive Plan

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

April 3, 2017	By:	/s/ A. Verona Dorch
		Name:	A. Verona Dorch
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fourth Amended and Restated Certificate of Incorporation

3.2	Certificate of Designation of Series A Convertible Preferred Stock

3.3	Amended and Restated Bylaws

4.1	Warrant Agreement, dated as of April 3, 2017, among the Registrant and American Stock Transfer & Trust Company, LLC

4.2	Indenture, dated as of February 15, 2017, between the Peabody Securities Finance Corporation (merged with and into the Registrant on April 3, 2017) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed February 15, 2017)

4.3	First Supplemental Indenture, dated as of April 3, 2017, among the Registrant, Peabody Securities Finance Corporation, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee

10.1	Registration Rights Agreement, dated as of April 3, 2017, among the Registrant and the stockholders party thereto

10.2	Exit Facility Commitment Letter entered into as of January 11, 2017, by and among the Registrant, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Securities (USA) LLC, Macquarie Capital Funding LLC and Macquarie Capital (USA) Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 12, 2017)

10.3	Credit Agreement dated as of April 3, 2017, among the Registrant, as Borrower, Goldman Sachs Bank USA, as Administrative Agent, and the other lenders party thereto

10.4	Sixth Amended and Restated Receivables Purchase Agreement, dated as of April 3 2017, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, all Conduit Purchasers listed on the signature pages thereto, all Committed Purchasers listed on the signature pages thereto, all Purchaser Agents listed on the signature pages thereto, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank

10.5	Form of Indemnification Agreement

10.6	Peabody Energy Corporation 2017 Incentive Plan (incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form S-8, filed April 3, 2017)

10.7	Form of Restricted Stock Unit Agreement

10.8	Form of Restrictive Covenant Agreement under the Peabody Energy Corporation 2017 Incentive Plan

99.1	Press Release